As filed with the Securities and Exchange Commission on February 28,
   2011
                                          Registration No. 333-__________

                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                            ---------------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                            ---------------------

                         ANIXTER INTERNATIONAL INC.
           (Exact name of registrant as specified in its charter)

                DELAWARE                                 94-1658138
    (State or other jurisdiction of                   (I.R.S. employer
     incorporation or organization)                 identification no.)

                              2301 PATRIOT BLVD
                          GLENVIEW, ILLINOIS 60026
         (Address of principal executive offices, including zip code)

            ANIXTER INTERNATIONAL INC.  2010 STOCK INCENTIVE PLAN
                          (Full title of the plan)

                                 JOHN A. DUL
               VICE PRESIDENT - GENERAL COUNSEL AND SECRETARY
                         ANIXTER INTERNATIONAL INC.
                              2301 PATRIOT BLVD
                          GLENVIEW, ILLINOIS 60026
                   (Name and address of agent for service)

                               (224) 521-8000
        (Telephone number, including area code, of agent for service)

                               WITH A COPY TO:

                             LAURALYN G. BENGEL
                              SCHIFF HARDIN LLP
                     233 SOUTH WACKER DRIVE, SUITE 6600
                           CHICAGO, ILLINOIS 60606
                               (312) 258-5500

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

   Large accelerated filer  /X/       Accelerated filer              / /

   Non-accelerated filer    / /       Smaller reporting company     / /
   Do not check if a smaller
   reporting company)







                       CALCULATION OF REGISTRATION FEE
                       -------------------------------


                                                                        Proposed          Proposed
                                                      Amount             maximum           maximum
                                                       to be         offering price       aggregate          Amount of
         Title of Securities to be Registered       registered          per share      offering price     registration fee
         ------------------------------------       ----------          ---------      --------------     ----------------


       Common Stock, par value $1.00 per share     1,800,000(1)         $68.94(2)      $124,092,000(2)       $14,408(2)

     (1)      Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan pursuant to this Registration
              Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of outstanding shares of Common Stock.

     (2)      Estimated on the basis of $68.94 per share, the average of the high and low sales prices of Anixter
              International Inc. Common Stock as reported on The New York Stock Exchange on February 23, 2011 pursuant to
              Rule 457(c) and (h) of the Securities Act of 1933.







                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by Anixter International Inc. (the "Registrant") are incorporated herein by reference:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

        (b)  All other reports of the Registrant filed pursuant to
             Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 2010; and

        (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated April 29, 1969, as amended, and any amendment or report filed for the purposes of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

   ITEM 4.   DESCRIPTION OF SECURITIES.

        Not applicable.

   ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Certain legal matters with respect to the legality of the Common Stock offered hereby will be passed upon for the Registrant by John A. Dul, Vice President - General Counsel and Secretary of the Registrant. Mr. Dul holds a total of 15,048 shares of Common Stock, 50,790 options to acquire shares of Common Stock and 12,448 shares of unvested restricted stock units.

   ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Article Ninth of the Registrant's Restated Certificate of
   Incorporation provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law:

        * for any breach of the director's duty of loyalty to the corporation or its stockholders,
        * for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

        * for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or
        * for any transaction from which the director derived an improper personal benefit.

        Article IX of the Registrant's By-laws provides that the Registrant will indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of the corporation, is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any such action, suit or proceeding, if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action (meaning one brought by or on behalf of the corporation), indemnification may be made only for expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such an action or suit, if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine, upon application, that such person is fairly and reasonably entitled to indemnity for such expenses, despite such adjudication of liability but in view of all the circumstances in the case.

        The Registrant's By-laws also permit the Registrant to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, regardless of whether the By-laws would permit indemnification. The Registrant currently maintains such liability insurance for its officers and directors.

        The Registrant has entered into agreements to indemnify its directors and officers, in addition to the indemnification provided for in the Registrant's Restated Certificate of Incorporation and Bylaws.

   ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

   ITEM 8.     EXHIBITS.

        The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this Registration Statement.

   ITEM 9.  UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
   Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES
                                 ----------

        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Glenview, State of Illinois, on the 28th day of February, 2011.

                                 ANIXTER INTERNATIONAL INC.
                                 (Registrant)



                                 By: /s/ John A. Dul
                                     ------------------------------------
                                     John A. Dul
                                     Vice President - General Counsel and
                                     Secretary

        Each person whose signature appears below appoints John A. Dul and Dennis J. Letham, or each of them, as such person's true and lawful attorneys to execute in the name of each such person, and to file, any pre-effective or post-effective amendments to this Registration Statement that any of such attorneys shall deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission with respect thereto, in connection with this Registration Statement, which amendments may make such changes in such Registration Statement as any of the above-named attorneys deems appropriate, and to comply with the undertakings of the Registrant made in connection with this Registration Statement; and each of the undersigned hereby ratifies all that either of said attorneys shall do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                              TITLE                                                   DATE
       ---------                              -----                                                   ----

       /s/ Robert J. Eck                      President and Chief Executive                     February 28, 2011
       ----------------------------------     Officer (Principal Executive
       Robert J. Eck                          Officer) and Director


       /s/ Dennis J. Letham                   Executive Vice President - Finance                February 28, 2011
       ----------------------------------     and Chief Financial Officer
       Dennis J. Letham                       (Principal Financial Officer)




                                                                7







       SIGNATURE                              TITLE                                                   DATE
       ---------                              -----                                                   ----

       /s/ Terrance A. Faber                  Vice President - Controller                       February 28, 2011
       ----------------------------------     (Principal Accounting Officer)
       Terrance A. Faber


       /s/ Lord James Blyth                   Director                                          February 28, 2011
       ----------------------------------
       Lord James Blyth

       /s/ Frederic F. Brace                  Director                                          February 28, 2011
       ----------------------------------
       Frederic F. Brace


       /s/ Linda Walker Bynoe                 Director                                          February 28, 2011
       ----------------------------------
       Linda Walker Bynoe

       /s/ Robert W. Grubbs, Jr.              Director                                          February 28, 2011
       ----------------------------------
       Robert W. Grubbs, Jr.


       /s/ F. Philip Handy                    Director                                          February 28, 2011
       ----------------------------------
       F. Philip Handy


       /s/ Melvyn N. Klein                    Director                                          February 28, 2011
       ----------------------------------
       Melvyn N. Klein

       /s/ George Munoz                       Director                                          February 28, 2011
       ----------------------------------
       George Munoz


       /s/ Stuart M. Sloan                    Director                                          February 28, 2011
       ----------------------------------
       Stuart M. Sloan

       /s/ Matthew Zell                       Director                                          February 28, 2011
       ----------------------------------
       Matthew Zell


       /s/ Samuel Zell                        Director                                          February 28, 2011
       ----------------------------------
       Samuel Zell



                                      8







                              INDEX TO EXHIBITS
                              -----------------

   EXHIBIT
   NUMBER    EXHIBIT
   -------   -------

     4.1     Restated Certificate of Incorporation of Anixter
             International Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Report on Form 10-K for the year ended December 31, 1995).

     4.2 Amended and Restated By-laws of Anixter International Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Form 8-K dated November 24, 2008).

     4.3     Anixter International Inc. 2010 Stock Incentive Plan
             (incorporated by reference to pages A-1 through A-3 of the Registrant's Proxy Statement filed on April 8, 2010).

      5      Opinion of John A. Dul, Esq.

     23.1    Consent of Ernst & Young LLP.

     23.2 Consent of John A. Dul, Esq. (contained in the Opinion filed as Exhibit 5).

     24      Power of Attorney (contained on the signature pages hereto).





























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